UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________
FORM 8-K
______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
August 11, 2026
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Fabrinet
(Exact name of registrant as specified in its charter)
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Cayman Islands	001-34775	98-1228572
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Walkers Corporate Ltd.
190 Elgin Avenue, George Town
Grand Cayman
KY1-9008
Cayman Islands

(Address of principal executive offices, including zip code)
+66 2-524-9600
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.01 par value	FN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry Into a Material Definitive Agreement.
On August 17, 2026, Fabrinet Co., Ltd., a private limited company incorporated and existing under the laws of Thailand (the “Borrower”), and Bank of Ayudhya Public Company Limited (the “Bank”) entered into an amendment (the “Amendment Agreement”) to the Credit Facility Agreement, dated as of August 20, 2019, by and between the Borrower and the Bank (as amended, the “Facility Agreement”), to (1) increase the facility to THB 2.61 billion (approximately $78.3 million based on the applicable exchange rate as of August 17, 2026) and $100.0 million and (2) extend the drawdown period of the facility to August 20, 2044. The Borrower is a wholly-owned subsidiary of Fabrinet (“Fabrinet” or the “Company”).
On August 17, 2026, the Borrower and the Bank also entered into a term loan agreement (the “Term Loan Agreement”) pursuant to which the Borrower borrowed a term loan in the original principal amount of THB 2.50 billion (approximately $75.0 million based on the applicable exchange rate as of August 17, 2026) under the Facility Agreement (the “Term Loan”). The Term Loan is guaranteed by the Company. The proceeds of the Term Loan, together with cash on hand, were used to support the Company’s capital expenditures.
The Term Loan Agreement contains affirmative and negative covenants applicable to the Borrower, including delivery of financial statements and other information, compliance with laws, and restrictions on granting security interests or liens on its assets, disposing of its assets, incurring indebtedness and making acquisitions. The events of default in the Term Loan Agreement include failure to pay amounts due under the Term Loan Agreement or the related finance documents when due, failure to comply with the covenants under the Term Loan Agreement or the related finance documents, cross default with other indebtedness of the Borrower, events of bankruptcy or insolvency in respect of the Borrower, and the occurrence of any event or series of events that in the opinion of the Bank has or is reasonably likely to have a material adverse effect.
The foregoing description is qualified in its entirety by reference to the Amendment Agreement and Term Loan Agreement, copies of which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this report and are incorporated herein by reference.
Item 2.02    Results of Operations and Financial Condition.
On August 17, 2026, Fabrinet issued a press release regarding its financial results for its fiscal quarter and year ended June 26, 2026. A copy of the press release is furnished as Exhibit 99.1 to this report.
The information in this Item 2.02 and the press release attached hereto as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Fiscal 2027 Executive Incentive Plan
On August 11, 2026, the Compensation Committee (the “Compensation Committee”) of the board of directors of Fabrinet adopted an executive incentive plan (the “Cash Bonus Plan”) for the Company’s fiscal year ending June 25, 2027 (“fiscal 2027”). The Cash Bonus Plan is an incentive program designed to motivate participants to achieve the Company’s financial objectives, and to reward them for their achievements when those objectives are met. All of the Company’s executive officers pursuant to Section 16 of the Exchange Act are eligible to participate in the Cash Bonus Plan (individually, a “Participant,” and collectively, the “Participants”). The Cash Bonus Plan provides for target and maximum bonus amounts as set forth in the table below. The maximum bonus that a Participant may receive under the Cash Bonus Plan is 120% of such Participant’s target bonus.

Name	Fiscal 2027 Target Bonus	Fiscal 2027 Maximum Bonus
Seamus Grady	$2,625,000	$3,150,000
Dr. Harpal Gill	$1,560,000	$1,872,000
Csaba Sverha	THB 29,446,647	THB 35,335,976
Edward Archer	$510,000	$612,000
The amount of bonus actually paid to a Participant under the Cash Bonus Plan will be based 50% on the extent of achievement of a fiscal 2027 revenue metric and 50% on the extent of achievement of a fiscal 2027 non-GAAP operating margin metric. As achievement of each financial metric is considered independently from the other, the Company must meet a threshold for each metric in order for a Participant to receive any credit for that metric. If the Company achieves 100% of a target financial metric, bonuses would be paid out at 100% of the target amount with respect to that financial metric component. If the Company achieves 105% or more of a target financial metric, bonuses would be paid out at 120% of the target amount (which is the maximum) with respect to that financial metric component. Achievement of the revenue or non-GAAP operating margin metric for fiscal 2027 at a level between 100% and 105% of the target metric will result in a bonus amount for the applicable metric that is scaled from 100% to 120% of the target amount in a linear fashion. Achievement of the revenue or non-GAAP operating margin metric for fiscal 2027 at a level between 90% and 100% of the target metric will result in a bonus amount for the applicable metric that is scaled from 20% to 100% of the target amount in a linear fashion.
Fiscal 2027 Salaries
On August 11, 2026, the Compensation Committee approved an increase to the annual base salaries of the Company’s named executive officers set forth below, effective as of June 27, 2026, the first day of fiscal 2027.

Name	Title	Previous Annual Base Salary	Fiscal 2027 Annual Base Salary	Change
Seamus Grady	Chief Executive Officer	$1,380,000	$1,500,000	8.7%
Dr. Harpal Gill	President and Chief Operating Officer	$1,125,000	$1,200,000	6.7%
Csaba Sverha	Executive Vice President, Chief Financial Officer	THB 24,380,400	THB 26,769,679	9.8%
Edward Archer	Executive Vice President, Sales & Marketing	$540,000	$600,000	11.1%
Equity Award Grants
On August 11, 2026, the Compensation Committee approved the grant, effective as of August 20, 2026 (the “Grant Date”), of the following dollar values of restricted share units (“RSUs”), performance share units (“PSUs”) and “stretch” PSUs (“Stretch PSUs”), rounded up to the nearest whole share, to the Company’s named executive officers as a component of their fiscal 2027 compensation:

Name	Grant Date Value of RSUs	Grant Date Value of PSUs	Grant Date Value of “Stretch” PSUs
Seamus Grady	$10,000,000	$10,000,000	$10,000,000
Dr. Harpal Gill	$1,900,000	$1,900,000	$1,900,000
Csaba Sverha	$1,200,000	$1,200,000	$1,200,000
Edward Archer	$900,000	$900,000	$900,000
The grants will be made under the Company’s 2020 Equity Incentive Plan. The RSUs will be scheduled to vest in equal annual installments over a period of three years on each anniversary of the Grant Date, subject to the individual’s continued service with the Company through each such vesting date.

The PSUs will vest, if at all, following a 2-year performance period, on the date the Compensation Committee certifies achievement of the performance criteria set forth below, subject to the individual’s continued service with the Company through such vesting date. Vesting of the PSUs will be based 50% on achievement of a cumulative fiscal 2027 and fiscal 2028 revenue goal (the “PSU Revenue Target”) and 50% on achievement of a cumulative fiscal 2027 and fiscal 2028 non-GAAP operating margin goal (the “PSU Operating Margin Target”). As achievement of each financial goal is considered independently from the other, the Company must meet a threshold for each goal in order for an individual to receive any credit for that goal. If the Company achieves 100% or more of a target financial goal, the PSUs will vest as to 100% of the PSUs allocated to that financial goal. Achievement of the PSU Revenue Target or the PSU Operating Margin Target at a level between 90% and 100% will result in a number of shares vesting for the applicable goal that is scaled from 20% to 100% of the PSUs allocated to that goal in a linear fashion.
The Stretch PSUs will vest, if at all, following a 2-year performance period, on the date the Compensation Committee certifies achievement of the performance criteria set forth below, subject to the individual’s continued service with the Company through such vesting date. Vesting of the Stretch PSUs will be based 50% on achievement of a cumulative fiscal 2027 and fiscal 2028 revenue goal that is 5% higher than the PSU Revenue Target (the “Stretch PSU Revenue Target”) and 50% on achievement of a cumulative fiscal 2027 and fiscal 2028 non-GAAP operating margin goal that is 5% higher than the PSU Operating Margin Target (the “Stretch PSU Operating Margin Target”). As achievement of each financial goal is considered independently from the other, the Company must meet a threshold for each goal in order for an individual to receive any credit for that goal. The Company must exceed the PSU Revenue Target or the PSU Operating Margin Target in order for any of the Stretch PSUs to vest. If the Company achieves 100% or more of a target financial goal, the Stretch PSUs will vest as to 100% of the PSUs allocated to that financial goal. Achievement of the Stretch PSU Revenue Target at a level between its threshold PSU Revenue Target and 100% will result in a number of shares vesting for that goal that is scaled from 0% to 100% of the PSUs allocated to that goal in a linear fashion. Achievement of the Stretch PSU Operating Margin Target at a level between its threshold PSU Operating Margin Target and 100% will result in a number of shares vesting for that goal that is scaled from 0% to 100% of the PSUs allocated to that goal in a linear fashion.
In the event of a change in control of Fabrinet, the awards of PSUs and Stretch PSUs described above that are then outstanding will be treated as follows. To the extent that the performance period has not yet been completed as of the change in control, (1) the performance period for any Company revenue goals will be shortened to end shortly before the change in control and achievement of revenue will be measured based on goals that are prorated for the shortened performance period, and (2) the performance period for any Company operating margin goals will be deemed to be the last four consecutive fiscal quarters of the Company completed before the change in control. Any PSUs for which such applicable goal is deemed achieved will be scheduled to vest subject to the individual’s continued service with Fabrinet through the last date of the award’s original performance period, and will be treated as a time-based award that may be eligible for certain vesting acceleration upon a qualifying termination during a specified change in control period.
Item 9.01    Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description
10.1	Amendment Agreement (No. 2) to Credit Facility Agreement, dated as of August 17, 2026, by and between Fabrinet Co., Ltd. and Bank of Ayudhya Public Company Limited
10.2	Loan Agreement, dated as of August 17, 2026, by and between Fabrinet Co., Ltd. and Bank of Ayudhya Public Company Limited
99.1	Press release dated August 17, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FABRINET

	By:	/s/ CSABA SVERHA
Csaba Sverha
Executive Vice President, Chief Financial Officer

Date: August 17, 2026